Exhibit 10.17

MASTER PROMISSORY NOTE

$477,759,445.00	As of August 11, 2005

1.                                       Promise To Pay.

FOR VALUE RECEIVED, THE NEWKIRK MASTER LIMITED PARTNERSHIP, a Delaware limited partnership having an address at c/o Winthrop Financial Associates, Seven Bulfinch Place, Boston, Massachusetts 02114 (“NMLP”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association having an address at 101 Federal Street, Boston, Massachusetts 02110, as administrative agent (“Administrative Agent”) for a syndicate of lenders (singly and collectively, the “Lenders”), the principal sum of FOUR HUNDRED SEVENTY-SEVEN MILLION, SEVEN HUNDRED FIFTY-NINE THOUSAND, FOUR HUNDRED FORTY-FIVE DOLLARS AND 00/100 ($477,759,445.00), or so much thereof as may be advanced, with interest thereon, until such principal sum shall be fully paid.  Interest and principal shall be payable in installments as provided in the Loan Agreement (as defined below).  The total principal sum, or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on August 11, 2008 (“Maturity Date”), which term is further defined in, and is subject to acceleration, or extension for two (2) one (1) year extensions (each an “Extended Maturity Date”), in accordance with the Loan Agreement (as defined below) pursuant to which this Note has been issued.

2.                                       Master Loan Agreement.

This Note is issued pursuant to the terms, provisions and conditions of an agreement captioned “Master Loan Agreement” (as amended, modified, or supplemented from time to time, the “Loan Agreement”) dated as of even date among (i) NMLP, (ii) T-Two Partners, L.P., a Delaware limited partnership, (iii) the Lenders, (iv) the Administrative Agent, and (v) Bank of America, N.A., as “Deposit Account Co-Agent”, and evidences the NMLP Loan made pursuant thereto.  Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement. The Lenders shall each be deemed to share a proportionate interest in this Note in accordance with each Lender’s Commitment Percentage as set forth in the Register maintained by the Administrative Agent in accordance with the Loan Agreement.

3.                                       Acceleration; Event of Default.

At the option of the holder, this Note and the indebtedness evidenced hereby shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default, or other indulgence, upon the occurrence at any time of any one or more of the following events, each of which shall be an “Event of Default” hereunder and under the Loan Agreement and each other NMLP Loan Document: (i) an Event of Default as defined in or as set forth in the Loan Agreement or any other NMLP Loan Document, each as the same may from time to time hereafter be amended; or (ii) an event which pursuant to any express provision of the Loan Agreement, or of any other NMLP Loan Document, gives the Administrative Agent the right to accelerate the NMLP Loan. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have, in addition to any rights and remedies contained herein, any and all rights and remedies set forth in the Loan Agreement.

4.                                       Certain Waivers, Consents and Agreements.

Except as specifically provided otherwise in the Loan Agreement, each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Loan Agreement, or any of the other NMLP Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Loan Agreement, or any of the other NMLP Loan Documents, shall be found to be unenforceable in full or to any extent, or if the Administrative Agent or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (e) agrees to pay all reasonable costs and expenses incurred by the Administrative Agent and Lenders or any other holder of this Note in connection with the indebtedness evidenced hereby pursuant to the Loan Agreement, including, without limitation, all reasonable attorneys’ fees and costs, for the closing of the NMLP Loan, the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder or under the other NMLP Loan Documents, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this Note, the Loan Agreement, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for such Loan Agreement, or any one or more of the other NMLP Loan Documents.

5.                                       Delay Not A Bar.

No delay or omission on the part of the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Loan Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

6.                                       Partial Invalidity.

The invalidity or unenforceability of any provision hereof, of the Loan Agreement, of the other NMLP Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the NMLP Loan made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

7.                                       Compliance With Usury Laws.

All agreements between NMLP, the Administrative Agent, and Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Administrative Agent or Lenders for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.  In this regard, it is expressly agreed that it is the intent of NMLP, the Administrative Agent and Lenders in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect.  If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the NMLP Loan Documents or the NMLP Security Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever the Administrative Agent or Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby without any prepayment fees or charges and not to the payment of interest.  This provision shall control every other provision of all agreements among NMLP, the Administrative Agent and Lenders.

8.                                       Use of Proceeds.

All proceeds of the NMLP Loan shall be used solely for the purposes more particularly provided for and limited by the Loan Agreement.

9.                                       Security.

This Note is secured by the NMLP Collateral as set forth in the Loan Agreement.

10.                                 Notices.

Any notices given with respect to this Note shall be given in the manner provided for in the Loan Agreement.

11.                                 Governing Law and Consent to Jurisdiction.

11.1                           Substantial Relationship.  It is understood and agreed that all of the NMLP Loan Documents were negotiated, executed and delivered in the Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the NMLP Loan Documents.

11.2                           Place of Delivery.  NMLP agrees to furnish to the Administrative Agent at the Administrative Agent’s office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.

11.3                           Governing Law.  This Note and each of the other NMLP Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

11.4                           Consent to Jurisdiction.  NMLP hereby consents to personal jurisdiction in any state or Federal court located within the Commonwealth of Massachusetts.

12.                                 No Oral Change.

This Note and the other NMLP Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought.  In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other NMLP Loan Documents.

13.                                 Rights of the Holder.

This Note and the rights and remedies provided for herein may be enforced by the Administrative Agent or any subsequent holder hereof.  Wherever the context permits each reference to the term “holder” herein shall mean and refer to the Administrative Agent or the then holder of this Note.

14.                                 Survival.

This Note shall survive and continue in full force and effect beyond and after the payment and satisfaction of the NMLP Obligations in the event that the Administrative Agent or any Lender is required to disgorge or return any payment or property received as a result of any laws pertaining to preferences, fraudulent transfers or fraudulent conveyances but such survival and continuation shall be limited to the amount of such disgorgement or return and shall terminate upon payment thereof by NMLP.

IN WITNESS WHEREOF, NMLP has caused this Note to be duly executed as of the date set forth above as a sealed instrument at Boston, Massachusetts.

NMLP:	THE NEWKIRK MASTER LIMITED PARTNERSHIP,
A Delaware limited partnership

	By:	MLP GP LLC, its General Partner

		By:	Newkirk MLP Corp., its Manager

By:
		Name:	Michael L. Ashner
		Title:	Chief Executive Officer

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